Calculation of Filing Fee Tables
S-1
AEON Biopharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share, underlying Five-Year Milestone Warrants	457(o)			$ 2,156,250.00	0.0001381	$ 297.78
Fees Previously Paid	2	Equity	Class A Common Stock, par value $0.0001 per share	457(o)			$ 14,375,000.00		$ 1,985.19
Fees Previously Paid	3	Equity	Pre-Funded Warrants	Other					$ 0.00
Fees Previously Paid	4	Equity	Class A Common Stock underlying Pre-Funded Warrants	Other					$ 0.00
Fees Previously Paid	5	Equity	Two-Year Milestone Warrants	Other					$ 0.00
Fees Previously Paid	6	Equity	Class A Common Stock, par value $0.0001 per share, underlying Two-Year Milestone Warrants	457(o)			$ 14,375,000.00		$ 1,985.19
Fees Previously Paid	7	Equity	Five-Year Milestone Warrants	Other					$ 0.00
Fees Previously Paid	8	Equity	Class A Common Stock, par value $0.0001 per share, underlying Five-Year Milestone Warrants	457(o)			$ 14,375,000.00		$ 1,985.19
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 45,281,250.00		$ 6,253.35
			Total Fees Previously Paid:						$ 5,955.57
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 297.78
Offering Note
[1]	Note 1.a. In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. Note 1.b. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Includes the offering price of the Class A Common Stock, par value $0.0001, of the Registrant (the "Common Stock") that the representative of the underwriters has the option to purchase to cover over-allotments, if any. Note 1.c Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the five-year milestone warrants is equal to $16,531,250 (which is 115% of $14,375,000).

[2]	See Offering Notes 1.a. and 1.b.

[3]	See Offering Notes 1.a. and 1.b. In accordance with Rule 457(g) under the Securities Act, because the Common Stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

[4]	See Offering Note 3.

[5]	See Offering Note 3.

[6]	See Offering Notes 1.a. and 1.b. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the two-year milestone warrants is equal to $14,375,000 (which is 100% of $14,375,000).

[7]	See Offering Note 3.

[8]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date